EXHIBIT (23.1)--CONSENT OF CROWE, CHIZEK AND COMPANY LLP

We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-4 of Indiana United Bancorp, File Nos. 33-45395 and 333-33032, respectively, of our report, dated February 4, 2000, on the consolidated financial statements of Indiana United Bancorp as of and for the year ended December 31, 1999, which report is incorporated by reference in this Form 10-K.



Crowe, Chizek and Company LLP

Indianapolis, Indiana

March 30, 2000